U.S. Bridge Corp.
                                53-09 97th Place
                             Corona, New York 11368

                         ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on January 9, 1996

To the Stockholders of
 U.S. Bridge of N. Y., Inc.

                  NOTICE IS HEREBY GIVEN that an Annual Meeting of the Stockholders of U.S. Bridge of N. Y., Inc. (the "Corporation") will be held at the law offices of Klarman & Associates at 14 East 60th Street, 4th floor, New York, New York on January 9, 1997 at 10:30 a.m., New York time, for the following purposes:

1. To elect three (3) Directors to the Corporation's Board of Directors to hold office for a period of one year or until their successors are duly elected and qualified; and

2. To ratify an amendment to the Corporation's Senior Management Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 1,000,000 to 2,000,000; and

3. To ratify an amendment to the Corporation's Employee Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 1,000,000 to 2,000,000; and

4. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         The close of business on November 12, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

         You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Corporation, in writing, prior to the Annual Meeting of Shareholders.

                                              By Order of the Board of Directors

                                                        Ronald Polito, Secretary
Dated: December 2, 1996

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                U.S. Bridge Corp.
                                53-09 97th Place,
                             Corona, New York 11368

                                 PROXY STATEMENT

                                       FOR

                         Annual Meeting of Stockholders
                          To Be Held on January 9, 1997



          This proxy statement and the accompanying form of proxy have been mailed on December 2, 1996 to the stockholders of record on November 12, 1996 of U.S. Bridge Corp., a New York corporation (the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting to be held on January 9, 1997 and at any adjournment thereof.

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

          Shares of the Corporation's common stock (the "Common Stock") represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted (i) FOR the election of three
(3) persons nominated by the Board of Directors as directors (ii) FOR the ratification of an amendment to the Corporation's Senior Management Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 1,000,000 to 2,000,000 shares and (iii) FOR the ratification of an amendment to the Corporation's Employee Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 1,000,000 to 2,000,000 shares.

         Any such proxy may be revoked at any time before it is voted. A stockholder may revoke this proxy by notifying the Secretary of the Corporation either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a proxy bearing a later date or by voting in person at the Annual Meeting. An affirmative vote of a plurality of the shares of Common Stock, present in person or represented by proxy, at the Annual Meeting and entitled to vote thereon is required to elect the directors. A stockholder voting through a proxy who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present and entitled to vote on the election of directors. A stockholder voting through a proxy who abstains with respect to approval of any other matter to come before the meeting is considered to be present and entitled to vote on that matter and is in effect a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority shall not be considered present and entitled to vote thereon.

          The Corporation will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from stockholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of the Corporation's Common Stock held of record by such persons, and the Corporation may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

          The Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996 including audited financial statements accompanies this proxy statement.

          The principal executive offices of the Corporation are located at 53-09 97th Place, Corona, New York 11368, the Corporation's telephone number is
(718) 699-0100.

Independent Public Accountants

          The Board of Directors of the Corporation has selected Scarano & Lipton, P.C., Certified Public Accountants, as independent accountants of the Corporation for the fiscal year ending June 30, 1997. Stockholders are not being asked to approve such selection because such approval is not required. The audit services provided by Scarano & Lipton, P.C. consisted of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of Scarano & Lipton, P.C. are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and answer appropriate questions.


                    VOTING SECURITIES AND SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The securities entitled to vote at the meeting are the Corporation's Common Stock, par value $.001 per share. The presence, in person or by proxy, of a majority of shares entitled to vote will constitute a quorum for the meeting. Each share of Common Stock entitles its holder to one vote on each matter submitted to stockholders. The close of business on November 12, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. At that date, 6,662,531 shares of Common Stock were outstanding. Voting of the shares of Common Stock is on a non-cumulative basis.

         The following table sets forth information as of December 2, 1996, with respect to the beneficial ownership of shares of Common Stock by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), known by the Corporation to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, and (iii) all officers and directors as a group. Except to the extent indicated in the footnotes to the following table, each of the individuals listed below possesses sole voting power with respect to the shares of Common Stock listed opposite their name.

                                                                           Percent of
                                                  Number of                Common Stock
          Name                                    Shares                   Owned
          Joseph Polito (1)(2)                    4,261,156                62.5%
          c\o U.S. Bridge Corp.
          53-09 97th Place
          Corona, New York  11368

          Steven Polito (2)                       50,000                   *
          c\o U.S. Bridge Corp.
          53-09 97th Place
          Corona, New York  11368

          Ronald Polito (3)                       50,000                   *
          c\o U.S. Bridge Corp.
          53-09 97th Place
          Corona, New York  11368

          All officers and directors
          as a group (3 persons) (1)-(4)          4,361,156                64.0%

         * Less than 1%.

(1) Includes 150,000 shares of Common Stock issued pursuant to the terms of the Company's Senior Management Incentive Plan. Does not include an aggregate of 251,000 shares gifted by Mr. Polito, of which 181,000 shares were gifted to members of Mr. Polito's family (50,000 shares of each of Ronald and Steven Polito) and 70,000 shares were gifted to employees of the Company, as of January 23, 1995. Mr. Polito disclaims beneficial ownership of all shares transferred to his family members.

(2)      Joseph Polito is the father of Steven and Ronald Polito.

Certain Reports

         No person who, during the fiscal year ended June 30, 1996, was a director, officer or beneficial owner of more than ten percent of the Corporation's Common Stock (which is the only class of securities of the Corporation registered under Section 12 of the Securities Exchange Act of 1934 (the "Act") (a "Reporting Person") failed to file on a timely basis, reports required by Section 16 of the Act during the most recent fiscal year or prior years. The foregoing is based solely upon a review by the Corporation of Forms 3 and 4 during the most recent fiscal year as furnished to the Corporation under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Corporation with respect to its most recent fiscal year, and any representation received by the Corporation from any reporting person that no Form 5 is required, except as described herein.

          It is expected that the following will be considered at the meeting and action taken thereon.

                            I. ELECTION OF DIRECTORS

          The Board of Directors currently consists of three members elected for a term of one year and until their successors are duly elected and qualified.

          An affirmative vote of a plurality of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting, and entitled to vote thereon is required to elect the directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate this will occur.

         The following table sets forth as of December 2, 1996, with respect to the five nominees for election as directors of the Corporation:

                                        Position with Corporation;                        Continually
Name                                    Principal Occupation and Age                      Since
Joseph M. Polito                        President and Director; 60                        1994
Ronald J. Polito                        Secretary and Director; 35                        1994
Steven J. Polito                        Treasurer and Director; 32                        1994


         All directors hold office until the next annual meeting of stockholders or until their successors are elected and qualify. Vacancies on the Board of Directors may be filled by the remaining directors. Officers are elected annually by, and serve at the discretion of the Board of Directors. There are no family relationships between or among any officers or directors

         Joseph M. Polito has been the president and director of the Company from the date of the acquisitions in April 1994 to present. Mr. Polito has been the president and a director of U. S. Bridge of N.Y., Inc (" NY") since its inception in 1990 and prior to the acquisitions in April 1994 was the sole shareholder of NY. Prior to the acquisitions, the Company was a shell company with no operations named Cofis International Corp., which was formed in September 1988 as Colonial Capital Corp. Mr. Polito oversees the running of all of the Company's operations. From December 1990 to present, Mr. Polito has been the president and sole director and shareholder of One Carnegie Court Associates, Inc. ("One Carnegie"), a wholly owned subsidiary of the Company. Mr. Polito is the president and sole director and shareholder of Waldorf Steel Fabricators, Inc. ("Waldorf"), a company which fabricated steel prior to August 1, 1995. From 1985 until the present, Mr. Polito has been the president and sole shareholder of Atlas Gem Erectors Company, Inc., a company which had furnished and erected steel structures, which is currently not operating. Mr. Polito has been the president and 100% shareholder of Gem Steel Erectors, Inc., a non-operating entity. Neither Atlas nor Gem Steel have transacted any business or other operations since ceasing operations and neither company has any present intention to resume operations. From 1983 to present, Mr. Polito has been the President and 100% shareholder of R.S.J.J. Realty Corp., a company which owns and leases real property, inclusive of the Company's offices. From 1986 to present, Mr. Polito has been the president and 100% shareholder of Atlas Gem
Leasing, Inc., a company which leases generators and other construction equipment. From 1988 to present, Mr. Polito has been a 50% shareholder of Crown Crain, Ltd., a company which leases cranes for construction projects. Mr. Polito is currently Chairman of the Steel Institute of New York, Co-Chairman of the International Union of Structural Ironworkers, locals 40, 361 and 417 union fund and a current director and past president of Allied Metal Building, an industry organization authorized to negotiate with the structural iron worker local 40 and 361, operating engineers local 14 and local 15a and 15d, cement masons local 780 as well as chairman of the negotiating committee solely for the structural engineers. Mr. Polito is a member of the safety committee for the City of New York, Building Trade Employers Association.

     Ronald J. Polito has been the secretary, treasurer and a director of the Company from the date of the acquisitions in April, 1994 to present. Mr. Polito has been the secretary and a director of NY since its inception in 1990. Mr. Polito oversees the daily progress on all projects in process and analyzes the final costs and profit margins on jobs completed and the preparation and bidding on new projects. From its inception in 1990 until March 1995, Mr. Polito was also the treasurer of NY. From 1985 until the present, Mr. Polito has been the secretary of Gem Steel Erectors, Inc. From December 1990 to present, Mr. Polito has been the secretary of One Carnegie and Waldorf. From 1983 to present Mr. Polito has been the secretary of R.S.J.J. Realty Corp. Mr. Polito received a Bachelor of Science Degree in Civil Engineering from Brooklyn Polytechnical Institute in 1981. Ronald J. Polito is the son of Joseph M. Polito.

     Steven J. Polito has been a director of the Company since the date of the acquisitions in April 1994. Mr. Polito was elected treasurer of NY in March 1995. He had previously been a project manager and has been a director of the NY since its inception in 1990. Mr. Polito oversees the daily operations for projects in process and projects completed, including; purchasing and leasing of materials and machinery and the distribution of labor. From 1988 until April 1994, Mr. Polito worked as a project manager of Atlas Gem Erectors Company, Inc., a company which furnished and erected steel structures. Steven J. Polito is the son of Joseph M. Polito. From 1988 to present, Mr. Polito has been the treasurer of Gem Steel Erectors, Inc. From 1988 to present, Mr. Polito has been the treasurer of One Carnegie, Waldorf and R.S.J.J. Realty Corp.

Significant Employees of NY

     John G. Bauer, has been the chief administrative officer (a non-executive position) of the Company since February 1995. From March 1992 to February 1995, Mr. Bauer was the President of Dynamic Construction Consulting, Inc., a company which provided construction management services. From July 1988 to March 1992, Mr. Bauer was a Vice President of Tishman Construction Corp. of N.Y., a construction company.

         Michael Panayi, has been a structural engineer for the Company since the commencement of operations in June 1993. Prior to his employment with the Company, Mr. Panayi was a structural engineer for Atlas from 1987.

         As permitted under Delaware Corporation Law, the Corporation's certificate of incorporation eliminates the personal liability of the directors to the Corporation or any of its shareholders for damages for breaches of their fiduciary duty as directors.

         As a result of the inclusion of such provision, stockholders may be unable to recover damages against directors for actions taken by them which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Corporation's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and other types of shareholder litigation.

Board Meetings, Committees and Compensation

         During the fiscal year ended June 30, 1996, no meetings of the Board of Directors was held, action was taken on two (2) occasions by unanimous written consent of the Board of Directors in lieu of meeting. The Corporation does not pay its directors for attendance at meetings of the Board of Directors or committee meetings.

         The Board of Directors recommends that you vote "FOR" the nominees for Director.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

Summary of Cash and Certain Other Compensation

         The following provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-B) compensation awarded to, earned by, paid by NY, the Company's subsidiary, during the years ended June 30, 1995, 1994 and 1993.

                           Summary Compensation Table

                               Annual Compensation

(a)                                (b)                 (c)            (d)            (e)                 (f)
Name and Principal                                                                   Other Annual        Options/
Position                           Year (1)            Salary($)      Bonus($)       Compensation        SARS
------------------                 --------            ---------      --------       ------------        ----

Joseph Polito                      1996                $300,000       -              $111,911(2)         -
 President and Director            1995                378,000        -              68,200 (2)          -
                                   1994                300,000        -              13,800 (2)          -

Ronald Polito                      1996                $125,000       -              $15,144 (3)         -
 Secretary and Director            1995                121,000        -              21,200 (3)          -
                                   1994                109,600        -              17,451 (3)          -

Steven Polito                      1996                $94,000        -              $ 8,275  (4)        -
  Treasurer and Director           1995                91,575         -              9,900 (4)           -
                                   1994                19,980         -              -                   -


     (1) The Company did not engage in any operations prior to June, 1993 and, therefore, did not compensate any of its executive officers prior to such time.

     (2) Includes (i) the payment of premiums on a life insurance policy of $54,362, $46,000 and $5,119 (ii) the payment of travel expenses of $50,000, $22,200 and $23,139 for the years ended June 30, 1996, 1995 and 1994, respectively and the payment of an automobile lease of $7,549 for the year ended June 30, 1996. See " - Employment Agreements."

     (3) Includes (i) payments on the lease of an automobile of $5,416, $8,000 and $8,574, (ii) the payment of premiums on a term life insurance policy of $4,684, $5,800 and $8,877 and (iii) a travel allowance of $2,971, $7,400 and $0, for the years ended June 30, 1996, 1995 and 1994, respectively.

     (4) Includes payment on a lease automobile of $5,304 & $6,700 and a travel allowance of $2,971 & $3,200 for the years ended June 30, 1996 and 1995.

Stock Options

     The following table sets forth certain information concerning the grant of stock options made during the year ended June 30, 1996 under the Corporation's 1994 Senior Management Incentive Plan.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)




                                Individual Grants
(a)                 (b)                 (c)                 (d)                      (e)
                                        % of Total
                    # of Securities     Options/SAR's
                    underlying          Granted to
                    Options/SAR's       Employees in        Exercise or Base
Name                Granted(1)          Fiscal Year         Price ($/SH)             Expiration Date
----                -----------         ------------        -------------            ---------------
Joseph M. Polito    25,000              100%                $5.50                    04/04/99


(1) Represents incentive stock options granted under the Corporation's 1994 Senior Management Incentive Plan (the "Management Plan"). Options granted under this Management Plan are intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended.
         Under the terms of the Management Plan, options may be granted to officers, key employees, directors and consultants of the Corporation for a maximum term of 10 years. Options granted to directors, who are not officers or employees, or to consultants, do not qualify as incentive stock options. The option price per share may not be less than the fair market value of the Corporation's shares on the date the option is granted. However, options granted to persons owning more than 10% of the Corporation's Common Stock may not have a term in excess of five years and may not have an option price of less than 110% of the fair market value per share of the Corporation's shares on the date the option is granted.

         The following table contains information with respect to employees of the Corporation concerning options held as of June 30, 1996.

               AGGREGATED OPTION/SAR EXERCISE IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES




(a)                      (b)                      (c)                      (d)                 (e)
                                                                                               Value of
                                                                           Number of           Unexercised In-
                                                                           Unexercised         The-Money
                                                                           Options/SAR's at    Options/SAR's
                                                                           FY-End (#)          at FY-End($)
                         Shares Acquired          Value Realized($)        Exercisable/        Exercisable/
Name                     on Exercise (#)                                   Unexercisable       Unexercisable(1)
----                     ---------------                                   -------------       ----------------
Joseph M. Polito         0                        0                        7,500/17,500        0/0


         (1) Based upon the average bid and asked prices for such Common Stock on October 18, 1996 ($1.875), as reported by a market maker. Since the Options are exercisable at $5.50, there is no value to such options as of such date.

Employment Agreement

         Joseph Polito entered into an employment agreement with NY dated April 4, 1995, whereby Mr. Polito shall devote 80% of his business time to the affairs of NY. The agreement is for a term of approximately three years expiring June 30, 1998. Pursuant to the terms of the agreement Mr. Polito is to receive an annual salary of $300,000 per annum until June 30, 1996 with 10% yearly escalations, subject to adjustment by the Board of Directors. Mr. Polito is also to receive a yearly non-accountable expense allowance of $50,000. Mr. Polito received stock options under the NY's 1994 Senior Management Incentive Plan to purchase 25,000 share at $5.00 per share, vesting at the rate of 7,500 in each of April, 1996 and 1997 and 10,000 in April, 1998. Mr. Polito also has the right to receive a yearly bonus equal to five percent (5%) of the first $1,000,000, upon reaching $1,000,000 and five percent (5%) of the next $500,000, upon reaching $1,500,000 and five percent (5%) after $1,500,000, of all the pre-tax profits of NY. NY shall pay to Mr. Polito a monthly draw of $10,000 against the bonus. Pursuant to the agreement NY shall pay the premiums on a $3,500,000 life insurance policy for the benefit of individuals as directed by Mr. Polito, with an estimated yearly premium of $80,000. The agreement restricts Mr. Polito from competing with NY for a period of one year after the termination of his employment. The agreement provides for severance compensation to be paid to Mr. Polito if his employment with NY is terminated or there is a decrease in responsibilities or duties following a change in control of NY. The severance compensation shall be made in one payment equal to three times the aggregate annual compensation paid to the Employee during the preceding calendar year.

         Steven and Ronald Polito receive annual salary compensations of $94,000 and $125,000, respectively, from NY, which compensation levels commenced in March 1995 and April 1994, respectively. Both individuals also receive a car allowance equal to the monthly lease payments on their automobiles and the payment of premiums on life insurance policies of which they choose their beneficiaries. Neither individual has entered into an employment agreement with NY or the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On July 1, 1991, One Carnegie leased to Waldorf Steel Fabricators, Inc., "Waldorf", an affiliate owned by the Company's majority stockholder, the facilities it purchased in January 1991. Such lease was for five (5) years and provided for monthly rental payments of $50,000. Pursuant to such lease agreement, any funds collected in excess of the total annual rent of $600,000 was to be credited to the next respective subsequent year. The lease also provides for all real estate taxes and operating costs to be paid directly by the lessee. All of the rental income was derived and the entire rent receivable balance of $975,378 and $709,844 as of June 30, 1995 and 1994, respectively, is due from Waldorf. One Carnegie has made a $975,398 and $300,000 provision related to such receivables at June 30, 1995 and 1994, respectively. Pursuant to an assignment agreement entered during 1994, Waldorf has assigned all of its rights, title and interests in certain accounts receivable amounting to $571,172 to One Carnegie as collateral to secure the amounts owed to One Carnegie.

         As a part of the acquisition of NY and One Carnegie, pursuant to the consent of the Board of Directors and the written consent of shareholders holding approximately 68.1% of the outstanding shares, the Company's (i) amended its certificate of incorporation to (a) change the Company's name from Cofis International Corp., to U.S. Bridge Corp., (b) authorized a 1-for-4 reverse stock split, (c) increase the par value on the Company's Stock from $.0001 to $.001 per share, (d) increase the authorized shares of Common Stock from 10,000,000 shares to 50,000,000 shares and (e) authorized the issuance of 10,000,000 shares of preferred stock, which shares are to be issued upon the terms, designations and preferences as determined by the Company's Board of Directors; (ii) authorized the actions necessary to effect and consummate the agreement and plan of reorganization and the issuance of shares of Common Stock to The Company and One Carnegie and (iii) to elect Joseph Polito, Ronald Polito and Steven Polito as directors of the Company. In connection with the acquisitions, the Company changed its fiscal year from December 31 to June 30.

         On June 13, 1993, NY executed an agreement to pay $400,000 in connection with the purchase from Atlas Gem Erectors Co., Inc. ("Atlas") of six existing contracts to perform steel erection services, which included the following projects; Stillwell Avenue, 39th Street Bridge Rehabilitation, Honeywell Street Bridge, New England Throughway, Lemon Creek and Kosciuszko Bridge projects. Atlas is wholly owned by Joseph Polito. Upon the sale of the contracts to NY and its completion of its final project in September 1994, Atlas ceased operations. During June 1994, Atlas agreed to capitalize such debt in exchange for 320,000 shares of the Company's Common Stock. As a result of such conversion, NY's additional paid in capital had been increased by $400,000. The shares received by Atlas were issued to its sole shareholder, Joseph Polito, simultaneously with the conversion.

         On August 27, 1994, the Company purchased a resort hotel located in Liberty, New York named Swan Lake Hotel from the Resolution Trust Corporation ("RTC"), for the total purchase price of $450,000. The RTC as the conservator of the Yorkline Federal Savings Association. Simultaneously with the acquisition of the hotel, the Company, assigned the title of the is conversion of approximately $1,202,694 of debt to equity. Prior to, but in connection with the assignment of the property to Mr. Polito, Mr. Polito retired $900,000 and $302,694 of debt on April 30, 1994 and June 30, 1994, respectively, for an aggregate of 962,155 shares of the Company's Common Stock. The hotel has not been occupied for over four years and has deteriorated significantly due to deterioration through weather infiltration, vandalism and lack of maintenance. The hotel consists of five buildings and 323 rooms. Mr. Polito has no current plans to renovate this hotel at this time and in the event that he decides to renovate this property he will use a general contractor located in the area of the hotel to perform the renovation and will not use the Company to perform any of the renovations.

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         NY leases its  administrative  office space and certain  storage  space from R.S.J.J. Realty Corp., an affiliate owned by the Company's majority stockholder, Joseph Polito, based on a signed lease agreement expiring on March 31, 1998 with a rental payment of $20,000 per month. Mr. Polito is the majority shareholder of the Company, he owns approximately 69.5% of the outstanding shares of the Company and therefore, may be deemed to control the shares of NY owned by the Company which is 50.1% of the outstanding shares.

         During the years ended June 30, 1995 and 1994 NY purchased from Waldorf Steel Fabrications, Inc. ("Waldorf") approximately $478,000 and $3,085,786, respectively, of fabricated steel. Such amounts paid to Waldorf represented approximately 58% and 82% of the total steel purchased by NY for the years ended June 30, 1995 and 1994, respectively. From July 1995 to September 1995, NY paid Waldorf approximately $180,000 for fabrication services. In addition, Atlas Gem Erectors Co., Inc. paid $193,538 of NY's general and administrative expenses for the years ended June 30, 1994. Amounts payable related to such transactions total $134,549 and are included in accounts payable at June 30, 1994. Such amounts are non-interest bearing. Said affiliates are under the common control of the majority stockholder of the Company.

         In June 1995, the Company issued Marlowe 500,000 shares of Common Stock pursuant to the terms of a consulting agreement, 250,000 of which are being held in escrow by Alan Berkun, counsel for Marlowe & Company ("Marlowe"), a National Association of Securities Dealer's, Inc. member broker dealer, in which Alan Berkun is the president and principal stockholder, pending the Company's securities being quoted on the Nasdaq SmallCap Stock Market. The sale of the 500,000 shares were registered pursuant to a Registration Statement on Form S-8 filed by the Company on June 11, 1995. In addition to the shares issued the consulting agreement provided for the payment of a consulting fee of $4,000 per month for six months commencing June 1995, as additional compensation. Pursuant to the terms of the consulting agreement in addition to consulting services, Marlowe must utilize its best efforts to raise a minimum of $750,000 for the Company upon the Company's securities being quoted on the Nasdaq. No funds were raised by Marlowe for the Company. All 500,000 shares were resold pursuant to the S-8 registration statement filed by Alan Berkun on behalf of the Company. On August 1, 1996, the Company amended its June 1995 agreement with Marlowe & Company ("Marlowe"), in which the Company agreed to issue an additional 250,000 shares of Common Stock to Marlowe, which were issued on August 1, 1996 and resold pursuant to Regulation S under the Act. Alan Berkun acted as special counsel for the Company regarding these transactions.

         On August 1, 1995, One Carnegie entered into a lease surrender agreement with Waldorf. Pursuant to such agreement, Waldorf surrendered the premises and waived any and all rights to possession of such premises, whereby as of such time Waldorf ceased operations. Simultaneously, One Carnegie entered into a lease agreement with U.S. Bridge MD. Such lease expires on December 31, 2001 and provides for monthly rental payments of $50,000. The lease also provides for all real estate taxes and operating costs to be paid directly by U.S. Bridge of MD. In

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connection with the lease, U.S. Bridge MD paid approximately  $82,000 on account towards rent to One Carnegie on October 2, 1995.

         On September 1, 1995, in conjunction with the underwriter of NY's public offering exercising its over-allotment option to purchase 91,850 additional shares of NY's common stock, the Company exercised its Special Warrant and purchased 5,665 shares of NY's Common Stock at $2.50 per share.

         On October 11, 1995, NY paid One Carnegie $50,000 on behalf of U.S. Bridge MD for fabrication services performed by U.S. Bridge MD. Such payment was treated as an on account payment by NY to U.S. Bridge MD. From July 1995 to October 1995 NY paid U.S. Bridge MD approximately $183,000 for the labor associated with the fabrication of steel.

         On May 13, 1996, Joseph Polito, the Company's president entered into a memorandum of understanding with an individual, Lubov Ulianova, whereby Mr. Polito borrowed $300,000 from Mr. Ulianova, which loan was secured by 550,000 shares of the Company's Common Stock owned by Mr. Polito, which shares were put into an escrow account, with Alan Berkun as the escrow agent. The funds were then loaned by Mr. Polito to the Company. The loan provided that upon the Company's listing of its Common Stock on the Nasdaq SmallCap Stock market ("Nasdaq"), the Company would call its loan to the Company, which would and was repaid by the issuance by the Company of 400,000 shares of Common Stock to Mr. Ulianova as payment for the loan, which transaction was to be pursuant to Regulation S under the Securities Act of 1933, as amended. In addition, Mr. Polito granted Mr. Ulianova an option to purchase 600,000 shares at a price of $1.50, which option was to expire 6 months from the listing of the Company's securities on Nasdaq and which option may only be exercised if the bid price for the Company's Common Stock is at least $3.00. The Company's Common Stock was approved for listing on Nasdaq on July 25, 1996 at which time the loan was repaid. The option has not been exercised to date.

         The terms of Joseph Polito's employment agreement are described in the Executive Compensation section of this report.

              II. Ratification of an Amendment to the Corporation's
                  Senior Management Incentive Plan to Increase
                 the Number of Shares of Common Stock Authorized
               for Issuance thereunder from 1,000,000 to 2,000,000

         The Board of Directors has unanimously approved, subject to shareholder approval an amendment to the Corporation's Senior Management Incentive Plan (the "Management Plan") to increase the number of shares issuable under such Plan from 1,000,000 shares to 2,000,000 shares. The Plan, as originally adopted by shareholders of the Corporation's in December 1994 and as amended in December, 1996, annexed hereto as Appendix A.

         The board believes that this amendment to the Management Plan is necessary, the Company is expanding its operations and may be required to hire additional management employees in order to continue the expansion of its operations. In addition, the Company may acquire other companies and desire to give such management equity incentives. Presently, the Management Plan provides for 1,000,000 shares authorized for issuance, of which 150,000 shares have been issued pursuant to restricted stock agreement, whereby there are 850,000 shares available under the Management Plan. The remaining number of shares authorized under the Management Plan has been deemed by the Board of Directors as insufficient to provide for additional awards to attract and retain key executive management personnel and to provide incentives to management personnel to maximize shareholder value. The Management Plan is designed to augment the Corporation's existing compensation programs and is intended to enable the Corporation to have its executives, key employees and consultants participate in the growth and success of the Corporation through awards under the Management Plan. Management believes that equity incentives are necessary to attract, motivate and retain key personnel.

         It is further felt that rewarding management through the grants under the Management Plan is particularly appropriate given the success of the Company and its subsidiaries in the past year, the Company currently having a backlog of approximately $17,000,000, is seeking to further expand its operations during the next fiscal year and will be required to offer competitive compensation packages to obtain and retain the qualified management which the Corporation and its subsidiaries need in order to successfully and profitably expand operations.

         The affirmative vote of the holders of a majority of the shares of the Corporation's Common Stock issued and outstanding on the record date is required for the approval of this proposal. The directors and officers of the Corporation and other principal stockholders owning of record, beneficially, directly and indirectly, an aggregate of approximately 4,361,156 shares of the Corporation's Common Stock constituting approximately 64.0% of such shares outstanding on the record date, have agreed to vote in favor of approval of this proposal, therefore the proposal shall be passed.


              II. Ratification of an Amendment to the Corporation's
                     Employee Stock Option Plan to Increase
                 the Number of Shares of Common Stock Authorized
               for Issuance thereunder from 1,000,000 to 2,000,000

         The Board of Directors has unanimously approved, subject to shareholder approval an amendment to the Corporation's Senior Management Incentive Plan (the "Plan") to increase the number of shares issuable under such Plan from 1,000,000 shares to 2,000,000 shares. The Plan, as originally adopted by shareholders of the Corporation's in December, as amended in December 1996, is annexed hereto as Appendix B.

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         The board  believes that this  amendment to the Plan is necessary,  the
Company is expanding its operations and may be required to hire additional employees in order to continue the expansion of its operations. In addition, the Company may acquire other companies and desire to give employees equity incentives. Presently, the Plan provides for 1,000,000 shares authorized for issuance, of which no shares have reserved for issuance pursuant to the grant of stock options to employees, whereby there are 1,000,000 shares available under the Plan. The remaining number of shares authorized under the Plan has been deemed by the Board of Directors as insufficient to provide for additional awards to attract and retain key employees and personnel and to provide incentives to maximize shareholder value. The Plan is designed to augment the Corporation's existing compensation programs and is intended to enable the Corporation to have its key employees and consultants participate in the growth and success of the Corporation through awards under the Plan. Management believes that equity incentives are necessary to attract, motivate and retain key personnel.

         Management believes that the Company will expand its operations during the next fiscal year and will be required to offer competitive compensation packages to obtain and retain the qualified employees which the Corporation and its subsidiaries need in order to successfully and profitably expand operations.

         The affirmative vote of the holders of a majority of the shares of the Corporation's Common Stock issued and outstanding on the record date is required for the approval of this proposal. The directors and officers of the Corporation and other principal stockholders owning of record, beneficially, directly and indirectly, an aggregate of approximately 4,361,156 shares of the Corporation's Common Stock constituting approximately 64.0% of such shares outstanding on the record date, have agreed to vote in favor of approval of this proposal therefore the proposal shall be passed.


                              FINANCIAL INFORMATION


          A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 1996 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO RONALD J. POLITO,
SECRETARY, U.S. BRIDGE CORP., 53-09 97TH PLACE, CORONA, NEW YORK 11368. EACH SUCH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT AS OF NOVEMBER 12, 1996 THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF SHARES OF THE CORPORATION'S COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS.

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                               III. OTHER BUSINESS

          As of the date of this proxy statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

Stockholder Proposals

          Proposals of stockholders intended to be presented at the Corporation's 1997 Annual Meeting of Stockholders must be received by the Corporation on or prior to September 1, 1997 to be eligible for inclusion in the Corporation's proxy statement and form of proxy to be used in connection with the 1997 Annual Meeting of Stockholders.

                                             By Order of the Board of Directors,

                                                                Ronald J. Polito
                                                                       Secretary

December 2, 1996

          WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

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                                U.S. Bridge Corp.

                ANNUAL MEETING OF STOCKHOLDERS - January 9, 1997

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned hereby appoints Joseph Polito and Ronald Polito and each of them, proxies, with full power of substitution to each, to vote all shares of Common Stock of U.S. Bridge Corp. owned by the undersigned at the Annual Meeting of Stockholders of U.S. Bridge Corp. to be held on January 9, 1997 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote:

I. ELECTION OF DIRECTORS

FOR all nominees listed                             WITHHOLD AUTHORITY
below (except as marked                             to vote for all nominees
to the contrary below)             |_|              listed below   |_|

     (Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below)

Joseph M. Polito    Steven J. Polito    Ronald J. Polito

II. To ratify an amendment to the Corporation's Senior Management Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 1,000,000 to 2,000,000.

|_| FOR             |_| AGAINST

III. To ratify an amendment to the Corporation's Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 1,000,000 to 2,000,000.


and to vote upon any other business as may properly come before the meeting or any adjournment thereof, all as described in the Notice and Proxy Statement dated December 2, 1996, receipt of which is hereby acknowledged.


     (Continued and to be signed on the reverse side)

     Either of the proxies or their respective substitutes, who shall be present and acting shall have and may exercise all the powers hereby granted.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THREE DIRECTORS, TO RATIFY AN AMENDMENT TO THE CORPORATION'S SENIOR MANAGEMENT INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER FROM 1,000,000 TO 2,000,000 AND TO RATIFY AN AMENDMENT TO THE CORPORATION'S STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER FROM 1,000,000 TO 2,000,000.

     Said proxies will use their discretion with respect to any other matters which properly come before the meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.



Dated:___________________________, 1996


---------------------------------------


---------------------------------------


     (Please date and sign exactly as name appears at left. For joint accounts, each joint owner should sign, Executors, administrators, trustees, etc., should also so indicate when signing.)



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